Exhibit 10.2

POI ACQUISITION I, INC.

May 28, 2004

Protection One, Inc.

818 South Kansas Avenue

Topeka, Kansas  66612

Attn:	Darius G. Nevin
Executive Vice President and Chief Financial Officer

Dear Mr. Nevin:

1.             We refer to the:  (a) Equity Standstill Agreement, dated as of February 17, 2004 (the “Agreement”), by and between Protection One, Inc. (“POI”) and POI Acquisition I, Inc. (“POI Acquisition”); (b) letter from POI Acquisition to POI, dated May 17, 2004, amending the term of the Agreement; and (c) letter from POI Acquisition to POI, dated May 24, 2004, further amending the term of the Agreement (the “Second Letter Agreement”).  Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement.

2.             Pursuant to section 2.02 of the Agreement, the Agreement shall terminate and be of no further force and effect on the Specified Date (which currently, under clause (i) of section 2.02 of the Agreement, as amended by the Second Letter Agreement, is 11:59 p.m. prevailing Eastern Time on May 31, 2004).  By this letter agreement and at your request, we hereby agree to further amend the definition of the Specified Date to mean the earlier of:  (i) 11:59 p.m. prevailing Eastern time on the date that is 111 days after the Effective Time (the “Outside Date”) (the period beginning with the Effective Time and continuing through and including the Outside Date, the “Outside Standstill Period”); or (ii) the occurrence of any Equity Standstill Termination Event.  We also hereby agree that the Outside Standstill Period shall be automatically extended three (3) consecutive times by seven (7) day periods (and the definition of Outside Date shall be further amended accordingly), without any further action required to be taken by either party hereto, unless POI Acquisition delivers written notice of non-extension to POI pursuant to Paragraph 4 of this letter agreement on June 4, 2004, June 11, 2004 or June 18, 2004.  Under no circumstance shall the Outside Standstill Period exceed 132 days pursuant to the terms of this letter agreement.  Except as otherwise provided herein, the Agreement shall remain in full force and effect subject to the terms and provisions thereof.

3.             Notwithstanding anything to the contrary contained herein, in the event that POI Acquisition delivers written notice of termination to POI pursuant to

Paragraph 4 of this letter agreement, this letter agreement and the Outside Standstill Period shall terminate effective as of two business days following the date of receipt of such written notice by POI.

4.             Any written notice to be given pursuant to this letter agreement by POI Acquisition shall be sufficiently given if sent by overnight delivery service or by facsimile transmission, with receipt confirmed, as follows:

Protection One, Inc.
4221 W. John Carpenter Freeway
Irving, Texas, 75063
Attn: J. Eric Griffin, General Counsel
Facsimile: (972) 916-6195

with a copy to:

Kirkland & Ellis LLP
200 E. Randolph Drive
Chicago, Illinois 60601
Attn: Anup Sathy
Facsimile: (312) 861-2200

*     *     *     *

This letter agreement may be executed in counterparts.  Please confirm your agreement with the foregoing by signing and returning to the undersigned the duplicate copy of this letter agreement enclosed herewith.

Very truly yours,

POI ACQUISITION I, INC.

By:	/s/ David A. Tanner
Name: David A. Tanner
Title:

Agreed as of the date first written above:

PROTECTION ONE, INC.

By:	/s/ Darius G. Nevin
Name: Darius G. Nevin
Title: Executive Vice President and
Chief Financial Officer